Exhibit 35.2

SERVICER COMPLIANCE CERTIFICATE

PURSUANT TO ITEM 1123 OF REGULATION AB UNDER THE

SECURITIES EXCHANGE ACT OF 1934

Re:	HSBC Home Equity Loan Trust (USA) 2007-3

I, Gregory T. Zeeman, Vice President of Beneficial Alabama Inc., Beneficial California Inc., Beneficial Colorado Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Idaho Inc., Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kansas Inc., Beneficial Kentucky Inc., Beneficial Loan and Thrift Co., Beneficial Louisiana Inc., Beneficial Maine Inc., Beneficial Maryland Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Virginia, Beneficial Nebraska Inc., Beneficial New Hampshire Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial Rhode Island Inc., Beneficial South Carolina Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Utah Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of Alabama, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation (each a “Company” and, together, the “Companies”), pursuant to Item 1123 of Regulation AB of the Securities and Exchange Commission and Section 3.10(a) of the Pooling and Servicing Agreement, dated as of October 18, 2007 (the “Agreement”), among HSBC Home Equity Loan Corporation I, as Depositor, HSBC Finance Corporation, as Servicer, HSBC Bank USA, National Association, as Administrator, and U.S. Bank National Association, as Trustee, hereby certify that:

1.	A review of the activities of the Companies from October 18, 2007 through December 31, 2007 and of its performance under the Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on my review, each of the Companies has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period referred to above except as set forth below:

NONE

IN WITNESS WHEREOF, I have signed this certificate this 3rd day of March 2008.

Beneficial Alabama Inc.

Beneficial California Inc.

Beneficial Colorado Inc.

Beneficial Consumer Discount Company

Beneficial Delaware Inc.

Beneficial Florida Inc.

Beneficial Hawaii Inc.

Beneficial Homeowner Service Corporation

Beneficial Idaho Inc.

Beneficial Illinois Inc.

Beneficial Indiana Inc.

Beneficial Iowa Inc.

Beneficial Kansas Inc.

Beneficial Kentucky Inc.

Beneficial Loan and Thrift Co.

Beneficial Louisiana Inc.

Beneficial Maine Inc.

Beneficial Maryland Inc.

Beneficial Massachusetts Inc.

Beneficial Michigan Inc.

Beneficial Mortgage Co. of Arizona

Beneficial Mortgage Co. of Connecticut

Beneficial Mortgage Co. of Georgia

Beneficial Mortgage Co. of Missouri, Inc.

Beneficial Mortgage Co. of Nevada

Beneficial Mortgage Co. of North Carolina

Beneficial Mortgage Co. of Virginia

Beneficial Nebraska Inc.

Beneficial New Hampshire Inc.

Beneficial New Jersey Inc.

Beneficial New Mexico Inc.

Beneficial Ohio Inc.

Beneficial Oklahoma Inc.

Beneficial Oregon Inc.

Beneficial Rhode Island Inc.

Beneficial South Carolina Inc.

Beneficial South Dakota Inc.

Beneficial Tennessee Inc.

Beneficial Texas Inc.

Beneficial Utah Inc.

Beneficial Washington Inc.

Beneficial West Virginia, Inc.

Beneficial Wisconsin Inc.

Beneficial Wyoming Inc.

Household Finance Consumer Discount

Company

Household Finance Corporation II

Household Finance Corporation III

Household Finance Corporation of Alabama

Household Finance Corporation of California

Household Finance Industrial Loan Company

of Iowa

Household Finance Realty Corporation of

Nevada

Household Finance Realty Corporation of

New York

Household Financial Center Inc.

Household Industrial Finance Company

Household Realty Corporation

Mortgage One Corporation

By: /s/ Gregory T. Zeeman

Name: Gregory T. Zeeman

Title: Vice President

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